Exhibit 99.1

Select Energy Services Announces John D. Schmitz's Transition To Non-Executive Chairman

HOUSTON, Dec. 19, 2019 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) ("Select" or "the Company"), a leading provider of water management and chemical solutions to the U.S. unconventional oil and gas industry, today announced that John D. Schmitz will transition from Executive Chairman of the Board to non-executive Chairman, effective December 31, 2019.

Holli Ladhani, President and CEO, stated, "As the founder of Select, John has been instrumental in our overall success and culture of excellence. Over a decade ago, John was at the forefront of a nascent water solutions industry, building a unique business critical to support the growth of the shale revolution across the United States. His keen strategic insights and deep understanding of the ever-changing dynamics of the oil and gas sector have helped to position Select as the industry leader in total water management and chemical solutions with a very bright future. I look forward to benefitting from John's continued contributions and wisdom as Chairman as we continue to build on our success."

Mr. Schmitz added, "Having recently passed the two-year anniversary of our merger with Rockwater, we've accomplished the primary goals of our corporate integration and our strategy is well underway. Select is well positioned with a strong debt-free balance sheet and is in excellent hands under Holli's leadership. Therefore, I believe it is time for me to transition to the more traditional role of non-executive Chairman. I have maintained my significant ownership stake in Select and I look forward to remaining highly engaged as I continue to lead the Board of Directors."

About Select Energy Services, Inc.

Select Energy Services, Inc. ("Select") is a leading provider of total water management and chemical solutions to the unconventional oil and gas industry in the United States. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, gathering and disposal. Select, under its Rockwater Energy Solutions brand, develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States. For more information, please visit Select's website, http://www.selectenergyservices.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "expect," "will," "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018 and in any subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

WTTR-ER

Contacts:	Select Energy Services
Chris George - VP, Investor Relations & Treasurer
(713) 296-1073
IR@selectenergyservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com